UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

FULLNET COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-27031	73-1473361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Robert S. Kerr Avenue, Suite 210 Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 236-8200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 14, 2018, the Board of Directors issued fully vested and immediately exercisable options to purchase One Million Seven Hundred Fifty Thousand (1,750,000) shares of the Company’s common stock, par value $.00001 per share, with an exercise price of $.04 per share to certain officers and directors as set forth in the following table:

Name	Title	No. Shares	Exercise Price
Kilkenny, Timothy	Chairman of the Board	350,000	$.04
Baresel, Roger	CEO & CFO	700,000	$.04
Ayers, Jason	President	700,000	$.04
TOTAL		1,750,000

The shares to be issued pursuant to the exercise of these stock options shall be characterized as “restricted securities” under the federal securities laws and, accordingly, each certificate evidencing the shares to be issued shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

The Board of Directors took this action based upon its determination that it was in the best interest of the Company and its stockholders to issue said options for services which these individuals have provided to the Company, as well as to encourage the continued availability of their services to the Company.

As of the date of this action, the Company had 40,000,000 shares of common stock authorized with 11,871,009 shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULLNET COMMUNICATIONS, INC.

By: /s/ Roger P. Baresel

Roger P. Baresel

Chief Executive Officer

Dated: February 14, 2018

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